UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on June 8, 2012, the Board of Directors of Alexander & Baldwin, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each share of Company common stock.  The Rights, which are subject to the terms of a Rights Agreement, dated June 8, 2012, were issued in the context of the Company's separation from Matson, Inc. and were intended to be a short-term measure. The Rights are scheduled to expire on June 8, 2013. The Company does not intend to renew the Rights Agreement or extend the term of the Rights, and will allow the Rights to expire on June 8, 2013 in accordance with the terms of the Rights Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito______________
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller

Dated:           April 15, 2013